UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 31, 2017

OGE ENERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-2579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 813,000 customers in Oklahoma and western Arkansas.  In addition, the Company holds a 25.7 percent limited partner interest and a 50 percent general partner interest in Enable Midstream Partners, LP.

On March 31, 2017, OG&E completed the issuance of $300 million in aggregate principal amount of its 4.150% Senior Notes, Series due April 1, 2047 (the “Senior Notes”).  The offering of the Senior Notes was registered under the Securities Act of 1933, as amended, pursuant to OG&E’s registration statement on Form S-3 (File no. 333-213005-01).  A prospectus supplement relating to the offering and sale of the Senior Notes was filed with the Securities and Exchange Commission on March 29, 2017.

Supplemental Indenture No. 16 dated as of March 15, 2017 between OG&E and UMB Bank, N.A., as trustee, creating the Senior Notes is filed as Exhibit 4.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.01

Supplemental Indenture No. 16 dated as of March 15, 2017 between OG&E and UMB Bank, N.A., as trustee, creating the Senior Notes. (Filed as Exhibit 4.01 to OG&E’s Form 8-K filed March 31, 2017 (File No. 1-1097) and incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

March 31, 2017